                                                                                                 Exhibit 99.2

                                                         REPORT OF INDEPENDENT
                                                   REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Structured Obligations Corporation
New York, New York

We have examined the compliance of Structured Obligations Corporation (Depositor) and U.S. Bank National Association (Trustee) with the Base Trust Agreement and the Select Notes Trust Supplement LT 2003-3 (the Agreements) relating to the administration of the underlying securities and related credit support deposited in or held by the Select Notes Trust LT 2003-3 for the year ended
December 31, 2006.  Depositor's management is responsible for compliance with those requirements.  Our responsibility is to express an opinion on compliance with the Agreements based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and,
accordingly, included examining, on a test basis, evidence about Depositor's and Trustee's compliance with those requirements described above and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.  Our examination does not provide a legal determination of Depositor's and
Trustee's compliance with specified requirements.

In our opinion, Depositor and Trustee complied, in all material respects, with the requirements described above of the Agreements for the year ended December 31, 2006.

This report is intended solely for the information and use of Structured Obligations Corporation, U.S. Bank National Association, the
Securities and Exchange Commission and the Certificate Holders of the Select Notes Trust LT 2003-3, and is not intended to be, and should not be used by anyone other than those specified parties.

/s/ RubinBrown LLP
St. Louis, Missouri
March 2, 2007